Filed pursuant to Rule 424(b)(5)

Registration No. 333-272102

PROSPECTUS SUPPLEMENT

(To the prospectus dated May 19, 2023)

6,250,000 Shares

COMMON STOCK

We are selling 6,250,000 shares of our common stock under this prospectus supplement and the accompanying prospectus directly to certain investors (the “Investors”) at a price of $2.00 per share pursuant to a securities purchase agreement (the “Purchase Agreement”) entered into directly with such Investors on July 17, 2025.

On the initial closing date (the “Initial Closing Date”) under the Purchase Agreement, we will issue 4,250,000 shares of our common stock (the “Initial Shares”) to the Investors and we will receive funds in the amount of the aggregate purchase price of $8.5 million with respect to such Initial Shares. As to one of the Investors only, on November 25, 2025 (or such earlier date as the Company and such Investor mutually agrees) (the “Additional Closing Date”) we will issue 2,000,000 additional shares of our common stock (the “Additional Shares”) to such Investor and we will receive funds in the amount of the aggregate purchase price of $4.0 million with respect to such Additional Shares.

Our common stock is listed on the NYSE American under the symbol “STXS.” The last reported sale price of our common stock on July 16, 2025 was $2.39 per share.

Investing in our common stock involves risks and uncertainties. See “Risk Factors” beginning on S-3 of this prospectus supplement and on page 2 of the accompanying prospectus, and in the documents incorporated by reference herein. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have retained Lake Street Capital Markets, LLC, to act as our exclusive placement agent (“placement agent”) in connection with this offering. The placement agent has agreed to use its reasonable best efforts to place the shares of common stock offered by this prospectus supplement and the accompanying prospectus, but is not obligated to purchase any such shares. We have agreed to pay the placement agent the fees set forth in the table below. We have entered into a securities purchase agreement with the Investors in this offering pursuant to which certain Investors may elect to wire their respective aggregate purchase price for the purchase of our shares of common stock in immediately available funds to a bank account specified by us, otherwise referred to herein as company settlement. Upon closing of the offering, we will issue the shares of common stock to the Investors that elect company settlement. For the Investors that do not elect company settlement, we will deliver all shares of common stock to be issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon receipt of Investor funds.

	Initial Shares		Additional Shares
	Per share	Total	Per share	Total
Public offering price	$2.00	$8,500,000	$2.00	$4,000,000
Placement agent fees(1)	$0.11	$412,500	$–	$–
Proceeds to Stereotaxis, Inc. (before expenses)	$1.89	$8,087,500	$2.00	$4,000,000

____________

(1)	Represents a cash fee equal to 5.5% on only the $7.5 million of the aggregate purchase price of the Initial Shares. See “Plan of Distribution” for further information on the compensation payable to the placement agent.

We expect to deliver the Initial Shares against payment on or about July 18, 2025, subject to customary closing conditions. The Additional Shares will be delivered against payment in connection with the Additional Closing Date, as described in this prospectus supplement.

Lake Street

The date of this prospectus supplement is July 17, 2025.

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ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “the company,” “Stereotaxis,” “we,” “us,” “our,” or similar references mean Stereotaxis, Inc.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurances as to, the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy common stock, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and any accompanying prospectus is delivered or common stock is sold on a later date.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and other materials filed or to be filed by us with the SEC (as well as information included in oral statements or other written statements made or to be made by us or our representatives), contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things:

●	our business, operating, sales and marketing, and regulatory strategies;

●	our value proposition;

●	our overall liquidity and our ability to fund operations;

●	our ability to convert backlog to revenue;

●	the ability of physicians to perform certain medical procedures with our products safely, effectively and efficiently;

●	the adoption of our products by hospitals and physicians;

●	the market opportunity for our products, including expected demand for our products;

●	the timing and prospects for regulatory approval of our additional disposable interventional devices;

S-ii

●	the success of our business partnerships and strategic relationships;

●	our industry generally, and overall macroeconomic conditions;

●	our estimates regarding our capital requirements;

●	our plans for hiring additional personnel; and

●	any of our other plans, objectives, expectations and intentions contained in this annual report are not historical facts.

These statements relate to future events or future financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. No forward-looking statement is a guarantee of future performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue”, or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. These statements are only predictions.

Factors that may cause our actual results to differ materially from our forward-looking statements include, among others, changes in general economic and business conditions and the risks and other factors set forth in “Risk Factors” in this prospectus supplement and the related prospectus and Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our subsequent filings with the SEC, and in Part II, Item 1A of our Quarterly Report on Form 10-Q for quarter ended March 31, 2025 (the “Q1 2025 Form 10-Q”).

Our actual results may be materially different from what we expect. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

The following information about this offering summarizes, and should be read in conjunction with, the information contained in this prospectus supplement and in the accompanying prospectus, and the documents incorporated herein and therein by reference.

The Company

Stereotaxis designs, manufactures and markets robotic systems, instruments and information systems for the interventional laboratory. Our proprietary robotic technology, Robotic Magnetic Navigation, fundamentally transforms endovascular interventions using precise computer-controlled magnetic fields to directly control the tip of flexible interventional catheters or devices. Direct control of the tip of an interventional device, in contrast to all manual hand-held devices that are controlled from their handle, can improve the precision, stability, reach and safety of these devices during procedures.

Our primary clinical focus has been electrophysiology, specifically cardiac ablation procedures for the treatment of arrhythmias. Cardiac ablation has become a well-accepted therapy for arrhythmias and a multi-billion-dollar medical device market with expectations for substantial long-term growth. We have shared our aspiration and product strategy to expand the clinical focus of our technology to several additional endovascular indications including coronary, neuro, and peripheral interventions.

There is substantial real-world evidence and clinical literature for Robotic Magnetic Navigation in electrophysiology. Hundreds of electrophysiologists at over one hundred hospitals globally have treated over 150,000 arrhythmia patients with our robotic technology. Clinical use of our technology has been documented in over 500 clinical publications. Robotic Magnetic Navigation is designed to enable physicians to complete more complex interventional procedures with greater success and safety by providing image-guided delivery of catheters through the blood vessels and chambers of the heart to treatment sites. This is achieved using externally applied computer-controlled magnetic fields that govern the motion of the working tip of the catheter, resulting in improved navigation. The more flexible atraumatic design of catheters driven using magnetic fields may reduce the risk of patient harm and other adverse events. Performing the procedure from a control cockpit enables physicians to complete procedures in a safe location protected from x-ray exposure, with greater ergonomics, and improved efficiency. We believe these benefits can be applicable in other endovascular indications where navigation through complex vasculature is often challenging or unsuccessful and generates significant x-ray exposure.

Our primary products include the Genesis RMN System, the GenesisX RMN System, the Odyssey Solution, and other related devices. Through our strategic relationships with fluoroscopy system manufacturers, providers of catheters and electrophysiology mapping systems, and other parties, we offer our customers x-ray systems and other accessory devices.

We were incorporated in Delaware in June 1990. Our principal executive offices are located at 710 North Tucker Boulevard, Suite 110, St. Louis, Missouri 63101, and our telephone number is (314) 678-6100. Our website address is www.stereotaxis.com. Information contained on our website is not incorporated by reference into and does not form any part of this prospectus. As used in this prospectus, references to “Company”, “we”, “our”, “us” and “Stereotaxis” refer to Stereotaxis, Inc. unless the context requires otherwise GenesisX RMN, Genesis RMN®, Niobe®, Navigant®, Synchrony, SynX, Odyssey®, Odyssey Cinema™, MAGiC ™, EMAGIN, Map-iT™, QuikCAS™, Cardiodrive®, Vdrive®, Vdrive Duo™, V-CAS™, V-Loop™, V-Sono™, and NuVizion are trademarks of Stereotaxis, Inc. All other trademarks that may appear in this prospectus are the property of their respective owners.

Recent Developments

On July 17, 2025, we disclosed that we expect to report revenue for 2025 second quarter in the range of $8.5 million to $8.8 million, reflecting growth of approximately 15% sequentially over our 2025 first quarter and 90% on a year-over-year basis compared to the 2024 second quarter, with growth in both recurring and system revenues. Gross margins for both system and recurring revenue in the second quarter are expected to be at or slightly above levels reported in the first quarter of 2025. GAAP operating expenses for the second quarter are expected to be between $8.2 million and $8.8 million.

The preliminary financial information presented in this “— Recent Developments” section is based on our current expectations and may be adjusted as a result of, among other things, the completion of customary quarter-end close review procedures and financial review. We will report our financial results for the period ending June 30, 2025 in our earnings call for the second quarter of 2025, expected to be held in August 2025.

The preliminary financial information included in this “— Recent Developments” section has been prepared by, and is the responsibility of, the Company’s management. Ernst & Young LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial information. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto.

S-1

THE OFFERING

Common stock offered by us	4,250,000 shares at the Initial Closing Date. 2,000,000 shares at the Additional Closing Date.

Common stock to be outstanding after this offering	90,250,849 shares following the Initial Closing Date. 92,250,849 shares following the Additional Closing Date.

Use of Proceeds	We intend to use the proceeds of this offering for working capital, research and development, and other general corporate purposes, including the accelerated commercialization of our innovation pipeline. See “Use of Proceeds” on page S-4 of this prospectus supplement.

NYSE American Market Symbol	STXS

Dividend Policy	We do not currently intend to pay cash dividends on our common stock.

Risk Factors	An investment in our common stock involves significant risks. Before making an investment in our common stock, you should carefully review the “Risk Factors” included and incorporated by reference into this prospectus supplement.

Transfer Agent	Broadridge Corporate Issuer Solutions

The number of shares of our common stock to be outstanding after this offering in the table above is based on 86,000,849 shares outstanding as of June 30, 2025 and does not include (i) 23,817,256 shares reserved for issuance pursuant to our stock option, restricted stock and stock purchase plans, including 19,751,965 shares issuable pursuant to outstanding awards under such plans, and (ii) 51,952,217 shares of common stock issuable and reserved for issuance upon the conversion of Series A Convertible Preferred Stock and accumulated dividends, in each case as of June 30, 2025.

S-2

RISK FACTORS

Before you invest in our common stock, you should know that making such an investment involves significant risks. You should carefully consider the following information about these risks, together with the other information contained in this prospectus supplement and the related prospectus and the information incorporated by reference, including risk factors contained in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 in Part II, Item 1A of our Q1 2025 Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, before purchasing the shares of common stock offered pursuant to this prospectus supplement. The risks that we have highlighted here are not the only ones that we face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the risks actually occur, our business, financial condition or results of operations could be negatively affected.

Risks Related to this Offering and our Common Stock

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

A large number of shares may be sold in the market following this offering, which may significantly depress the market price of our common stock.

The shares of common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our common stock may be sold in the public market following this offering. If there are significantly more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered common stock and sellers remain willing to sell our common stock.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the as adjusted net tangible book value per share of our common stock, you may suffer immediate and substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale of 6,250,000 shares of common stock at a price of $2.00 per share, and after deducting the estimated placement agent fees and offering-related expenses payable by us, our as adjusted net tangible book value as of March 31, 2025 would have been approximately $3.6 million, or $0.04 per share of common stock. This amount represents an immediate increase in the net tangible book value of $0.14 per share of our common stock to our existing stockholders and an immediate dilution in net tangible book value of $1.96 per share to the Investors purchasing shares of our common stock in this offering. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

Risks Related to Our Preliminary Financial Results

Our preliminary financial information represents management’s current estimates and is subject to change.

The preliminary financial information for the quarter ended June 30, 2025, contained in “Prospectus Supplement Summary — Recent Developments” is only a preliminary estimate and is based on information available to management as of the date of this prospectus supplement. Our actual results may vary from the estimated preliminary results. Our actual financial results for the quarter ended June 30, 2025 are subject to the completion of our financial statements for such period. Such results will not be available until after this offering is completed and, consequently, will not be available to you prior to investing in this offering. Our actual financial results for the quarter ended June 30, 2025 may vary from the preliminary results we have provided as a result of the completion of our customary quarter-end close review procedures and financial review, and other developments arising between now and the time that our financial results for such period are finalized, and you should not place undue reliance on these preliminary estimates.

Complete results as of, and for the quarter ended, June 30, 2025, including revenue, gross margins, operating expenses and adjusted operating expenses, will be included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. See the other risks described in this section and the section titled “Forward-Looking Statements” for additional information regarding factors that could result in differences between these preliminary results and the actual results we will report for the quarter ended June 30, 2025.

DIVIDEND POLICY

The holders of our common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available for dividends, subject to the prior rights or preferences applicable to any preferred stock as may then be outstanding.

Until all shares of our Series A Convertible Preferred Stock have been converted or redeemed, no dividends may be paid on the common stock without the express written consent of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock. In the event that dividends or other distributions of assets are made or paid by us to the holders of our common stock, the holders of shares of the Series A Convertible Preferred Stock are entitled to participate in such dividend or distribution on an as-converted basis.

We have never paid cash dividends on any of our capital stock, including our common stock, to date and we currently intend to retain our future earnings to fund the development and growth of our business. In addition, the terms of our loan agreement prohibit us from declaring dividends without the prior consent of our lender. As a result, capital appreciation, if any, of our common stock will be an investor’s sole source of gain for the foreseeable future.

S-3

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $11.8 million after deducting our estimated offering expenses.

We intend to use the net proceeds from this offering for:

●	working capital;

●	research and development; and

●	other general corporate purposes, including the accelerated commercialization of Stereotaxis’ innovation pipeline.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term interest bearing instruments.

S-4

DILUTION

If you invest in our shares of common stock in this offering, you will suffer immediate and substantial dilution in the book value of the shares you purchase in an amount equal to the difference between the offering price per share in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is our net tangible book value divided by the number of shares of common stock outstanding as of March 31, 2025. Our net tangible book value as of March 31, 2025 was approximately $(8.2) million, or $(0.10) per share of common stock.

After giving effect to the sale of 6,250,000 shares of common stock at a price of $2.00 per share, and after deducting the estimated placement agent fees and offering-related expenses payable by us, our as adjusted net tangible book value as of March 31, 2025 would have been approximately $3.6 million, or $0.04 per share of common stock. This amount represents an immediate increase in the net tangible book value of $0.14 per share of our common stock to our existing stockholders and an immediate dilution in net tangible book value of $1.96 per share to the Investors purchasing shares of common stock in this offering.

The following table illustrates this dilution on a per share basis:

Offering price per share		$2.00
Net tangible book value per share as of March 31, 2025	$(0.10)
Increase in net tangible book value per share as of March 31, 2025, attributable to Investors	$0.14
As adjusted net tangible book value per share as of March 31, 2025, after giving effect to this offering		$0.04

Dilution in net tangible book value per share to Investors		$1.96

The foregoing table is based on 85,983,677 shares of our common stock outstanding at March 31, 2025 and excludes the following, each as of March 31, 2025:

●	18,482,930 shares issuable pursuant to outstanding awards under our stock option, restricted stock and stock purchase plans, and

●	51,952,217 shares of common stock issuable and reserved for issuance upon the conversion of Series A Convertible Preferred Stock and accumulated dividends.

To the extent that any of these outstanding equity awards are exercised, these shares of Series A Convertible Preferred Stock are converted, or we issue additional shares under our stock option, restricted stock or stock purchase plans, there may be further dilution to Investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DESCRIPTION OF SECURITIES

The following summary describes the common stock, $0.001 par value per share, of the Company. The following description is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to (i) our Restated Certificate of Incorporation, as amended by the Certificate of Amendment to Amended and Restated Certificate of Incorporation and supplemented by any applicable Certificates of Designations relating to our preferred stock (as so amended and supplemented, the “Certificate of Incorporation”), and (ii) our Restated Bylaws (the “Bylaws”), each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.2 is a part. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of the Delaware General Corporation Law for additional information.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock, $0.001 par value per share, of which 24,000 shares are designated as Series A Convertible Preferred Stock (the “Series A Preferred”) and which are convertible into shares of our common stock at an initial conversion rate of $0.65 per share, subject to adjustment for events such as stock splits, combinations and the like as provided in the certificate of designations covering such Series A Preferred. The Series A Preferred bears dividends at a rate of six percent (6.0%) per annum, which are cumulative and accrue daily from the date of issuance on the $1,000 stated value. Such dividends will not be paid in cash, except in connection with any liquidation, dissolution or winding up of the Company or any redemption of the Series A Preferred. Instead, the value of the accrued dividends is added to the liquidation preference of the Series A Preferred and will increase the number of shares of common stock issuable upon conversion.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by shareholders. In addition, holders of our Series A Preferred are entitled to vote such shares on an as-converted basis with the common stock, subject to specified beneficial ownership issuance limitations. In accordance with Delaware law, the affirmative vote of a majority of the shares cast at a duly held meeting at which a quorum is present shall be the act of the shareholders. The presence at the meeting, by person or by proxy, of the holders of record of a majority of shares issued and outstanding and entitled to vote will constitute a quorum for transacting business. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares eligible to vote, which as of the date of this prospectus are holders of our common stock and our Series A Preferred, are able to elect all of the directors, subject to any rights to elect directors that may be granted to any then-outstanding preferred stock.

Liquidation Rights. If we are liquidated, our creditors and any holders of our preferred stock with preferential liquidation rights will be paid before any distribution to holders of common stock.

Shares of our Series A Preferred rank senior to shares of our common stock as to distributions and payments upon the liquidation, dissolution and winding up of the Company. No such distributions or payments upon the liquidation, dissolution or winding up of the Company may be made to holders of common stock unless and until the holders of the Series A Preferred have received the stated value of $1,000 per share plus any accrued and unpaid dividends. Our Series A Preferred bears dividends at a rate of six percent (6.0%) per annum, which are cumulative and accrue daily from their date of issuance in September 2016 on the $1,000 stated value. However, such dividends will not be paid in cash, except in connection with any liquidation, dissolution or winding up of the Company or any redemption of the Series A Preferred. Instead, the value of the accrued dividends is added to the liquidation preference of the Series A Preferred and will increase the number of shares of common stock issuable upon conversion, which will dilute the ownership of our common stockholders.

Subject to the prior and superior rights of the holders of the Series A Preferred and any other securities of the Company that rank senior to our common stock, upon liquidation, dissolution or winding up of the Company, shares of common stock will be entitled to receive distributions of any of the assets or surplus funds of the Company on a pari passu basis.

S-6

In addition, the liquidation rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Dividend Rights. The holders of our common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available for dividends, subject to the prior rights or preferences applicable to any preferred stock as may then be outstanding.

Until all shares of our Series A Preferred have been converted or redeemed, no dividends may be paid on the common stock without the express written consent of the holders of a majority of the outstanding shares of Series A Preferred. In the event that dividends or other distributions of assets are made or paid by the Company to the holders of the common stock, the holders of shares of the Series A Preferred are entitled to participate in such dividend or distribution on an as-converted basis.

The Company has not declared or paid any cash dividends on its common stock and the Company does not presently intend to pay any cash dividends in the foreseeable future.

Other Rights and Preferences. Shares of our common stock have no preemptive rights, no conversion rights, no redemption or sinking fund provisions, and are not liable for further call or assessment.

Listing. Our common stock currently trades on the NYSE American LLC under the symbol “STXS.”

Anti-Takeover Provisions

Interested Stockholder Transactions. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of assets with a value of 10% or more of either the total assets or all outstanding stock of the corporation;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

S-7

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

In addition, some provisions of our Certificate of Incorporation and Bylaws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Cumulative Voting. Our amended and restated certificate of incorporation expressly denies stockholders the right to cumulative voting in the election of directors.

Classified Board of Directors. Our board of directors is divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the board of directors is elected each year, which has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board. These provisions, when coupled with the provision of our Certificate of Incorporation authorizing only the board of directors to fill vacant directorships or increase the size of the board of directors, may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by such removal with its own nominees. The certificate of incorporation also provides that directors may be removed by stockholders only for cause. Since the board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

Stockholder Action; Special Meeting of Stockholders. Our Certificate of Incorporation and Bylaws do not permit stockholders to act by written consent. They provide that special meetings of our stockholders may be called only by the chairman of our board of directors, our chief executive officer or a majority of our directors. Further, our Certificate of Incorporation provides that the stockholders may amend bylaws adopted by the board of directors or specified provisions of the certificate of incorporation by the affirmative vote of at least 66-2/3% of our capital stock.

Advance Notice Requirements for Stockholder Proposals and Directors Nominations. Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from nominating directors at an annual meeting of stockholders.

Authorized But Unissued Shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of Stereotaxis by means of a proxy contest, tender offer, merger or otherwise.

Amendments; Supermajority Vote Requirements. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our Certificate of Incorporation imposes supermajority vote requirements of 66-2/3% of the voting power of our capital stock in connection with the amendment of certain provisions of our Certificate of Incorporation and Bylaws, including those provisions relating to the classified board of directors, action by written consent and the ability of stockholders to call special meetings.

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Limitation of Liability and Indemnification

Our Certificate of Incorporation provides that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware. We currently have a directors’ and officers’ liability insurance policy that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances.

In addition, our Certificate of Incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under the General Corporation Law of the State of Delaware. This provision in our Certificate of Incorporation does not eliminate a director’s duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief remain available. Each director will continue to be subject to liability for any breach of the director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to our best interests or our stockholders, for any transaction from which the director derived an improper personal benefit, for improper transactions between the director and us, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have entered into, and intend to continue to enter into, separate indemnification agreements with each of our directors and officers which may be broader than the specific indemnification provision contained in the Delaware General Corporation Law. Under these agreements, we are required to indemnify them against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred, in connection with any actual, or any threatened, proceeding if any of them may be made a party because he or she is or was one of our directors or officers. We are obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests. With respect to any criminal proceeding, we are obligated to pay these amounts only if the officer or director had no reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.

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PLAN OF DISTRIBUTION

Lake Street Capital Markets, LLC has agreed to act as the exclusive placement agent in connection with this offering, subject to the terms and conditions of the placement agency agreement dated July 17, 2025. The placement agent is not purchasing or selling any of the shares of common stock offered by this prospectus supplement and the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of such shares, but has agreed to use its reasonable best efforts to arrange for the sale of all of such shares offered hereby. We entered into a securities purchase agreement, dated July 17, 2025, with the Investors in connection with this offering, and we will only sell to the Investors who have entered into the securities purchase agreement with us.

We expect to deliver the Initial Shares against payment on or about July 18, 2025, subject to customary closing conditions. The Additional Shares will be delivered against payment in connection with the Additional Closing Date, as described in this prospectus supplement. Pursuant to the securities purchase agreement, certain Investors may elect to wire their respective aggregate purchase price for the purchase of our shares of common stock in immediately available funds to a Company bank account specified by us (“company settlement”). Upon each closing of the offering, we will issue the shares of common stock to the Investors that elect company settlement. For the Investors that do not elect company settlement, we will deliver all shares of common stock to be issued in connection with this offering DVP and RVP upon receipt of Investor funds.

Determination of Offering Price

The offering price of the shares of common stock we are offering hereby was negotiated between us and the Investors based on the trading price of our common stock prior to the offering, among other things.

Indemnification

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Placement Agent Fees, Commissions and Expenses

We have agreed to pay the placement agent a placement agent fee equal to 5.5% of $7.5 million of the gross proceeds from the sale of the Initial Shares to the Investors on the Initial Closing Date. We will not pay a placement fee to the placement agent as to the other $1.0 million of gross proceeds from the sale of the Initial Shares or as to any proceeds from the sale of the Additional Shares. The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus.

	Initial Shares		Additional Shares
	Per share	Total	Per share	Total
Public offering price	$2.00	$8,500,000	$2.00	$4,000,000
Placement agent fees(1)	$0.11	$412,500	$–	$–
Proceeds to Stereotaxis, Inc. (before expenses)	$1.89	$8,087,500	$2.00	$4,000,000

(1)	Represents a cash fee equal to 5.5% of only $7.5 million of the aggregate purchase price paid by the Initial Investors in this offering.

In addition, we have agreed to reimburse the placement agent for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal counsel, in an amount not to exceed an aggregate of $100,000.

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We estimate that the total expenses of the offering payable by us, excluding the placement agent’s fees and the reimbursement noted above, will be approximately $165,000. Expenses of the offering include legal and accounting fees, printing expenses, transfer agent fees, NYSE American listing fees and miscellaneous fees.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the placement agent and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by the Investors.

Other

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the securities purchase agreement. Copies of the placement agency agreement and form of securities purchase agreement with the Investors were included as exhibits 10.1 and 10.2, respectively, to our Current Report on Form 8-K filed with the SEC on July 17, 2025, and are incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except In the United States) that would permit a public offering of the shares of common stock offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the shares of common stock offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the shares of common stock offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the shares of common stock offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell shares of common stock offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Certain Relationships

The placement agent and their affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of itself or its customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

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Stock Exchange Listing; Transfer Agent

The shares of common stock sold in this offering will be listed on the NYSE American. The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions. Its address is 51 Mercedes Way, Edgewood, NY 11717, and its telephone number is (855) 300-4994.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by Bryan Cave Leighton Paisner LLP, St. Louis, Missouri. Sullivan & Worcester LLP of New York, New York is representing the placement agent in this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report thereon, which is incorporated by reference in this prospectus supplement and accompanying prospectus, and elsewhere in the registration statement of which such prospectus supplement and accompanying prospectus form a part. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC.

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of these shares of common stock. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and such shares. This prospectus supplement and accompanying prospectus does not contain all of the information set forth in the registration statement. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, http://www.stereotaxis.com, under “Investors—SEC Filings.” We have not incorporated by reference into this prospectus supplement and accompanying prospectus, or the registration statement of which they form a part, the information on our website, and you should not consider it to be a part of this prospectus supplement and accompanying prospectus.

INCORPORATION BY REFERENCE

This prospectus supplement is part of a registration statement (File No. 333-272102) we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus supplement. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus supplement and accompanying base prospectus. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. The reports and other information we file with the SEC also are available through our website, www.stereotaxis.com. The information contained on our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

The SEC allows “incorporation by reference” into this prospectus supplement and accompanying prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and any information filed by us with the SEC subsequent to the date of this prospectus supplement but prior to the completion of the offering will automatically be deemed to update and supersede this information.

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The following documents, which we filed with the SEC, are incorporated by reference into this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 14, 2025;

●	our Definitive Proxy Statement for the 2025 Annual Meeting of Shareholders, filed with the SEC on April 4, 2025 (solely to the extent incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024);

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 13, 2025; and

●	our Current Reports on Form 8-K filed with the SEC on May 19, 2025 and July 17, 2025.

The preceding list supersedes and replaces the documents listed in the accompanying prospectus under the heading “Where You Can Find Additional Information.” Any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than the portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), on or after the date of this prospectus supplement and before the termination of the offering, are also incorporated by reference.

These reports and documents can be accessed free of charge on our website at www.stereotaxis.com, although the information on our website is not incorporated by reference into this prospectus supplement and accompanying prospectus unless specifically stated herein. We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement and accompanying prospectus, but not delivered therewith, upon written or oral request, other than exhibits to such unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and accompanying prospectus incorporate. Please send written requests to:

Stereotaxis, Inc.
710 North Tucker Boulevard, Suite 110
St. Louis, Missouri 63101
(314) 678-6100
Attn: Investor Relations Department

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PROSPECTUS

$100,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

Rights

Units

We may offer and sell from time to time, in one or more offerings, up to $100,000,000 in the aggregate of debt securities, common stock, preferred stock, warrants, rights or units consisting of any two or more of such securities. This prospectus provides a general description of the securities that may be offered.

Each time we offer and sell securities, we will provide specific terms of the securities to be offered and sold (including the amounts, prices and other terms) in a supplement to this prospectus (which may include, but is not limited to, an at-the-market sales agreement prospectus). This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NYSE American under the symbol “STXS.” As of May 18, 2023, the closing price of our common stock was $1.69. Each prospectus supplement offering any securities other than our common stock will state whether those securities are listed or will be listed on the NYSE American or any other securities market or other exchange.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, directly to purchasers or in any manner specified in a prospectus supplement. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities, see “Plan of Distribution” in this prospectus. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

You should read carefully this prospectus and the documents incorporated by reference in this prospectus before you invest. Investing in these securities involves significant risks. See “Risk Factors” on page 2 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 6, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total offering price of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” below.

You should only rely on the information contained in this prospectus and any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. The information contained in this prospectus and any prospectus supplement is complete and accurate only as of the date on its respective front cover, and any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. The forward-looking statements included or incorporated by reference in this prospectus are only made as of the date of this prospectus or as of the date of such statement contained in the respective documents incorporated by reference herein, respectively, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances even though our situation may change in the future.

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THE COMPANY

Stereotaxis designs, manufactures and markets robotic systems, instruments and information systems for the interventional laboratory. Our proprietary robotic technology, Robotic Magnetic Navigation, fundamentally transforms endovascular interventions using precise computer-controlled magnetic fields to directly control the tip of flexible interventional catheters or devices. Direct control of the tip of an interventional device, in contrast to all manual hand-held devices that are controlled from their handle, can improve the precision, stability, reach and safety of these devices during procedures.

Our primary clinical focus has been electrophysiology, specifically cardiac ablation procedures for the treatment of arrhythmias. Cardiac ablation has become a well-accepted therapy for arrhythmias and a multi-billion-dollar medical device market with expectations for substantial long-term growth. We have shared our aspiration and a product strategy to expand the clinical focus of our technology to several additional endovascular indications including coronary, neuro, and peripheral interventions.

There is substantial real-world evidence and clinical literature for Robotic Magnetic Navigation in electrophysiology. Hundreds of electrophysiologists at over one hundred hospitals globally have treated over 100,000 arrhythmia patients with our robotic technology. Clinical use of our technology has been documented in over 400 clinical publications. Robotic Magnetic Navigation is designed to enable physicians to complete more complex interventional procedures with greater success and safety by providing image-guided delivery of catheters through the blood vessels and chambers of the heart to treatment sites. This is achieved using externally applied computer-controlled magnetic fields that govern the motion of the working tip of the catheter, resulting in improved navigation. The more flexible atraumatic design of catheters driven using magnetic fields may reduce the risk of patient harm and other adverse events. Performing the procedure from a control cockpit enables physicians to complete procedures in a safe location protected from x-ray exposure, with greater ergonomics, and improved efficiency. We believe these benefits can be applicable in other endovascular indications where navigation through complex vasculature is often challenging or unsuccessful and generates significant x-ray exposure.

Our primary products include the Genesis RMN System, the Odyssey Solution, and other related devices. We also offer our customers the Stereotaxis Imaging Model S x-ray System and other accessory devices.

The Genesis RMN System is designed to enable physicians to complete more complex interventional procedures by providing image-guided delivery of catheters through the blood vessels and chambers of the heart to treatment sites. This is achieved using externally applied magnetic fields that govern the motion of the working tip of the catheter, resulting in improved navigation, efficient procedures, and reduced x-ray exposure.

The Odyssey Solution consolidates lab information onto one large integrated display, enabling physicians to view and control all the key information in the operating room. This is designed to improve lab layout and procedure efficiency. The system also features a remote viewing and recording capability called Odyssey Cinema, which is an innovative solution that delivers synchronized content for optimized workflow, advanced care, and improved productivity. This tool includes an archiving capability that allows clinicians to store and replay entire procedures or segments of procedures. This information can be accessed from locations throughout the hospital local area network and over the global Odyssey Network providing physicians with a tool for clinical collaboration, remote consultation, and training.

The Stereotaxis Imaging Model S provides an integrated complete solution for a robotic interventional operating room. It is a single-plane, full-power x-ray system and includes the c-arm, powered table, motorized boom, and large high-definition monitors. Stereotaxis Imaging Model S incorporates modern fluoroscopy technology to support high quality imaging while minimizing radiation exposure for patients and physicians. The combination of RMN Systems with Stereotaxis Imaging Model S is designed to reduce the cost of acquisition, the ongoing cost of ownership, and the complexity of installation of a robotic electrophysiology practice.

We promote our full suite of products in a typical hospital implementation, subject to regulatory approvals or clearances. This implementation requires a hospital to agree to an upfront capital payment and recurring payments. The upfront capital payment typically includes equipment and installation charges. The recurring payments typically include disposable costs for each procedure, equipment service costs beyond warranty period, and ongoing software updates. In hospitals where our full suite of products has not been implemented, equipment upgrade or expansion can be implemented upon purchasing of the necessary upgrade or expansion.

We have strategic relationships with technology leaders and innovators in the global interventional market. Through these strategic relationships we provide compatibility between our robotic magnetic navigation system and digital imaging and 3D catheter location sensing technology, as well as disposable interventional devices. The maintenance of these strategic relationships, or the establishment of equivalent alternatives, is critical to our commercialization efforts. There are no guarantees that any existing strategic relationships will continue, and efforts are ongoing to ensure the availability of integrated systems and devices and/or equivalent alternatives. We cannot provide assurance as to the timeline of the ongoing availability of such compatible systems or our ability to obtain equivalent alternatives on competitive terms or at all.

We were incorporated in Delaware in June 1990. Our principal executive offices are located at 710 North Tucker Boulevard, Suite 110, Saint Louis, Missouri 63101, and our telephone number is (314) 678-6100. Our website address is www.stereotaxis.com. Information contained on our website is not incorporated by reference into and does not form any part of this prospectus. As used in this prospectus, references to “Company”, “we”, “our”, “us” and “Stereotaxis” refer to Stereotaxis, Inc. unless the context requires otherwise. Genesis RMN®, Niobe®, Navigant®, Odyssey®, Odyssey Cinema™, Vdrive®, Vdrive Duo™, V-CAS™, V-Loop™, V-Sono™, QuikCAS™ and Cardiodrive® are trademarks of Stereotaxis, Inc. All other trademarks that appear in this report are the property of their respective owners.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent Annual Report on Form 10-K filed for the period ended December 31, 2022 and any updates in our subsequently filed Quarterly Reports on Form 10-Q, together with all other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

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FORWARD-LOOKING STATEMENTS

The prospectus, including the documents incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this offering, contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1985. These forward-looking statements relate to, among other things:

●	our business operating, sales and marketing, and regulatory strategies;

●	our value proposition;

●	the impact of the coronavirus (“COVID-19”) pandemic and our responses to it:

●	our overall liquidity and our ability to fund operations;

●	Our ability to convert backlog to revenue;

●	the ability of physicians to perform certain medical procedures with our products safely, effectively and efficiently;

●	the adoption of our products by hospitals and physicians;

●	the market opportunity for our products, including expected demand for our products;

●	the timing and prospects for regulatory approval of our additional disposable interventional devices;

●	the success of our business partnerships and strategic relationships;

●	our industry generally, and overall economic conditions;

●	our estimates regarding our capital requirements;

●	our plans for hiring additional personnel; and

●	any of our other plans, objectives, expectations and intentions contained or incorporated into this prospectus that are not historical facts.

These statements relate to future events or future financial performance, and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue”, or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. These statements are only predictions.

Factors that may cause our actual results to differ materially from those expressed or implied in forward-looking statements include, among others, changes in general economic and business conditions and the risks and other factors set forth in “Item 1A—Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022 and any updates in our subsequently filed Quarterly Reports on Form 10-Q.

Our actual results may be materially different from what we expect. Therefore, you should not rely upon forward-looking statements as predictions of future events. We undertake no duty to update or revise such forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise. We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital requirements. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

We have not yet determined the amount or timing of the expenditures for each of the categories listed above and these expenditures may vary significantly depending on a variety of factors, including the timing of additional regulatory approvals and new product introductions. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will retain broad discretion in the allocation and use of the net proceeds of this offering.

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DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of Stereotaxis, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939. We have filed the form of the indenture as an exhibit to the Registration Statement of which this prospectus is a part. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which debt securities are issued as supplemented by any supplemental indenture applicable to such debt securities. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

The following description is a summary of the material provision of the indenture. It does not restate the terms of the indenture in their entirety. The indenture is governed by the Trust Indenture Act of 1939. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debt securities.

Information You Will Find In The Prospectus Supplement

The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

●	the title and denominations of the debt securities of the series;

●	any limit on the aggregate principal amount of the debt securities of the series;

●	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

●	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

●	the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;

●	the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;

●	the place or places where the principal and interest on the series of debt securities will be payable;

●	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

●	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

●	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

●	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

●	if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

●	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

●	the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

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●	the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;

●	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

●	any addition to or change in the events of default with respect to the debt securities of the series;

●	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

●	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

●	the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination;

●	any other terms of the debt securities of the series which are not prohibited by the indenture; and

●	whether securities of the series shall be issuable as registered securities or bearer securities (with or without interest coupons), and any restrictions applicable to the offering, sale or delivery of such bearer securities and the terms upon which such bearer securities of a series may be exchanged for registered securities, and vice versa.

Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the applicable prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement. Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

Senior Debt

We may issue senior debt securities under the indenture and any coupons that will constitute part of our senior debt. Unless otherwise set forth in the applicable indenture supplement and described in the applicable prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt

We may issue subordinated debt securities under the indenture and any coupons that will constitute part of such subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the indenture and any coupons that will constitute part of our senior subordinated debt. These senior subordinated debt securities will be, to the extent and in the manner set forth in the applicable indenture supplement, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt. See the discussions above under “—Senior Debt” and “—Subordinated Debt” for a more detailed explanation of our senior and subordinated indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

●	any discounted debt securities and

●	any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

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Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depository or with a nominee for a depository identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

●	by the depository for the registered global security to a nominee of the depository;

●	by a nominee of the depository to the depository or another nominee of the depository; and

●	by the depository or any nominee to a successor of the depository or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depository arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depository arrangements.

Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depository. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depository for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

●	may not have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

●	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

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Payment of Interest on and Principal of Registered Global Securities

We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depository or its nominee to the depository or its nominee as the registered owner of the registered global security. None of Stereotaxis, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

●	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

●	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

●	the payments to beneficial owners of the global security of amounts paid to the depository or its nominee; or

●	any other matter relating to the actions and practices of the depository, its nominee or any of its participants.

We expect that the depository, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depository’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

●	the depository for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act; and

●	we do not appoint a successor depository within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by Stereotaxis

The indenture includes covenants by us, including among other things that we will make all payments of principal, or premium, if any, and interest at the times and places required. The supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

●	failure to pay when due any interest on any debt security of that series, continued for 30 days;
●	failure to pay when due the principal of, or premium, if any, on, any debt security of that series;
●	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;
●	failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;
●	certain events of bankruptcy, insolvency or similar proceedings affecting us; and
●	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

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After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:

●	to add guarantees to or secure any series of debt securities;
●	to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;
●	to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;
●	to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture that may be defective or inconsistent with any other provision contained therein;
●	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;
●	to add to or change any of the provisions of the indenture to supplement any of the provisions of the indenture in order to permit the defeasance and discharge of any series of debt securities pursuant to the indenture, so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;
●	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;
●	to evidence and provide for the acceptance of appointment by a successor or separate trustee; and
●	to establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

●	change the final maturity of the principal of, or any installment of interest on, any debt securities;
●	reduce the principal amount of any debt securities or the rate of interest on any debt securities;
●	change the currency in which any debt securities are payable;
●	impair the right of the holders to conduct a proceeding for any remedy available to the trustee;
●	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;
●	reduce any premium payable upon the redemption of any debt securities; or
●	make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.

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Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may satisfy and discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (i) either (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions), or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities; (ii) we have paid or caused to be paid all other sums payable under the indenture by us; and (iii) we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture relating to the satisfaction and discharge have been complied with.

In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).

The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

Mergers, Consolidations and Certain Sales of Assets

We may not consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

●	the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;
●	immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and
●	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture (except that such opinion of counsel need not opine as to the matters set forth in the second bullet-point above).

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

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No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, incorporator or stockholder of Stereotaxis, as such, shall have any liability for any obligations of Stereotaxis under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer, incorporator or stockholder of Stereotaxis. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

Conversion or Exchange Rights

Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

●	the conversion or exchange price;
●	the conversion or exchange period;
●	provisions regarding our ability or that of the holder to convert or exchange the debt securities;
●	events requiring adjustment to the conversion or exchange price; and
●	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities.

The indenture contains limitations on the right of the trustee, should it become a creditor of Stereotaxis, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with, within the meaning of the Trust Indenture Act, any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.

Limitations on Issuance of Bearer Debt Securities

Debt securities in bearer form are subject to special U.S. tax requirements and may not be offered, sold, or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Investors should consult the relevant prospectus supplement, in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.

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DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, we are authorized to issue up to 310,000,000 shares of capital stock, par value $.001 per share, divided into two classes designated, respectively, “common stock” and “preferred stock.” Of such shares authorized, 300,000,000 shares are designated as common stock, and 10,000,000 shares are designated as preferred stock.

The following is a summary of the material terms of our capital stock and certain provisions of our amended and restated certificate of incorporation, as amended (our “amended and restated certificate of incorporation”) and amended and restated bylaws. It also summarizes some relevant provisions of the Delaware General Corporation Law, which we sometimes refer to as Delaware law. Since the terms of our amended and restated certificate of incorporation and amended and restated bylaws, and Delaware law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Delaware law. If you would like to read our amended and restated certificate of incorporation or amended and restated bylaws, they are on file with the SEC, as described under the heading “Where You Can Find Additional Information” below.

Common Stock

As of April 30, 2023, there were 80,678,375 shares of common stock outstanding that were held of record by approximately 412 stockholders.

Voting Rights. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by shareholders. In addition, holders of our Series A Convertible Preferred Stock (as described below) are entitled to vote such shares on an as-converted basis with the common stock, subject to specified beneficial ownership issuance limitations. In accordance with Delaware law, the affirmative vote of a majority of the shares cast at a duly held meeting at which a quorum is present shall be the act of the shareholders. The presence at the meeting, by person or by proxy, of the holders of record of a majority of shares issued and outstanding and entitled to vote will constitute a quorum for transacting business. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares eligible to vote, which as of the date of this prospectus are holders of our common stock and our Series A Convertible Preferred Stock, are able to elect all of the directors, subject to any rights to elect directors that may be granted to any then-outstanding preferred stock.

Liquidation Rights. If we are liquidated, our creditors and any holders of our preferred stock with preferential liquidation rights will be paid before any distribution to holders of common stock. Shares of our Series A Convertible Preferred Stock rank senior to shares of our common stock as to distributions and payments upon the liquidation, dissolution and winding up of the Company. No such distributions or payments upon the liquidation, dissolution or winding up of the Company may be made to holders of common stock unless and until the holders of the Series A Convertible Preferred Stock have received the stated value of $1,000 per share plus any accrued and unpaid dividends. As noted below, our Series A Convertible Preferred Stock bears dividends at a rate of six percent (6.0%) per annum, which are cumulative and accrue daily from their date of issuance, September 29, 2016, on the $1,000 stated value. However, such dividends will not be paid in cash, except in connection with any liquidation, dissolution or winding up of the Company or any redemption of the Series A Convertible Preferred Stock. Instead, the value of the accrued dividends is added to the liquidation preference of the Series A Convertible Preferred Stock and will increase the number of shares of common stock issuable upon conversion, which will dilute the ownership of our common stockholders. Subject to the prior and superior rights of the holders of the Series A Convertible Preferred Stock and any other securities of the Company that rank senior to our common stock, upon liquidation, dissolution or winding up of the Company, shares of common stock will be entitled to receive distributions of any of the assets or surplus funds of the Company on a pari passu basis.

In addition, the liquidation rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

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Dividend Rights. The holders of our common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available for dividends, subject to the prior rights or preferences applicable to any preferred stock as may then be outstanding.

Until all shares of our Series A Convertible Preferred Stock have been converted or redeemed, no dividends may be paid on the common stock without the express written consent of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock. In the event that dividends or other distributions of assets are made or paid by the Company to the holders of the common stock, the holders of shares of the Series A Convertible Preferred Stock are entitled to participate in such dividend or distribution on an as-converted basis.

The Company has not declared or paid any cash dividends on its common stock and the Company does not presently intend to pay any cash dividends in the foreseeable future.

Other Rights and Preferences. Shares of our common stock have no preemptive rights, no conversion rights, no redemption or sinking fund provisions, and are not liable for further call or assessment.

Preferred Stock

Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock in one or more series, to fix the number of shares in each series, and to determine the designations and preferences, limitations and relative rights of each series, including dividend rates, terms of redemption, liquidation preferences, sinking fund requirements, conversion rights, voting rights, and whether the preferred stock can be issued as a share dividend with respect to another class or series of shares, all without any vote or other action on the part of stockholders. This power is limited by applicable laws or regulations and may be delegated to a committee of our board of directors. The preferred stock is not secured, is not guaranteed by us or any of our affiliates and is not subject to any other arrangement that legally or economically enhances the ranking of the preferred stock.

A prospectus supplement relating to any shares of preferred stock being offered will include specific terms relating to the offering, including a description of any other securities sold together with the preferred stock. These items may include:

●	the distinctive designation of each series and the number of shares that will constitute the series;
●	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;
●	the dividend rate on the shares of the series (if any), the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;
●	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;
●	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;
●	the preferential amount, if any, payable upon the shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets;
●	the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable;
●	any terms relating to the amendment of the certificate of designation related thereto;
●	information with respect to book-entry procedures, if any;
●	where the shares of such series will be listed for trading on any national securities exchange.
●	a discussion of any material federal income tax considerations; and
●	any other material terms of the shares, including terms, procedures, and limitations relating to the transferability (including use of a transfer agent) and exchange thereof.

As described below, as of the date of this prospectus, we had authorized the issuance of up to 24,000 shares in the aggregate of Series A Convertible Preferred Stock, leaving an aggregate of 9,976,000 shares of preferred stock authorized but undesignated. As of the date of this prospectus, all 5,610,121 shares previously designated as shares of our Series B Convertible Preferred Stock were converted to common stock, at which time they were no longer designated as Series B Convertible Preferred Stock and resumed the status of authorized but unissued shares of preferred stock.

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Series A Convertible Preferred Stock

On September 29, 2016, we filed a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Series A Certificate of Designations”) to authorize the issuance of up to 24,000 shares of the Series A Convertible Preferred Stock, of which 22,383 shares remain issued and outstanding as of the date of this prospectus.

Pursuant to the Series A Certificate of Designations, holders of Series A Convertible Preferred Stock are entitled to vote on an as-converted basis with holders of common stock, subject to specified beneficial ownership issuance limitations. The Series A Convertible Preferred Stock bears dividends at a rate of six percent (6.0%) per annum, which are cumulative and accrue daily from the date of issuance on the $1,000 stated value. Such dividends will not be paid in cash, except in connection with any liquidation, dissolution or winding up of the Company or any redemption of the Series A Convertible Preferred Stock. Instead, the value of the accrued dividends is added to the liquidation preference of the Series A Convertible Preferred Stock and will increase the number of shares of common stock issuable upon conversion.

Each share of Series A Convertible Preferred Stock is convertible at the option of the holder from and after the original date of issuance, at an initial conversion price of $0.65 per share, subject to adjustment in the event of stock splits, dividends, mergers, sales of all or substantially all of our assets or similar transactions, subject to specified beneficial ownership issuance limitations. If we fail to timely issue shares of Series A Convertible Preferred Stock or common stock issuable on conversion or remove legends from any such shares, in each case as and when required to do so under the Series A Certificate of Designations, we will be required to pay liquidated damages to the affected holder in an amount equal to 0.25% of the product of (i) the number of shares of common stock to be issued or issuable on conversion of the relevant shares of Series A Convertible Preferred Stock and (ii) the weighted average price of the common stock on the last date before such failure, and may be required to pay additional or alternative damages in specified circumstances at the option of the holder. Each holder of Series A Convertible Preferred Stock has the right to require us to redeem such holder’s Series A Convertible Preferred Stock upon the occurrence of specified events, including mergers, sales of substantially all assets of the Company, and certain defaults under the Series A Certificate of Designations and under the Registration Rights Agreement entered into in connection with that certain Securities Purchase Agreement, dated September 26, 2016, by and among the Company and the investors identified on the Schedule of Buyers thereto (the “2016 SPA”). We also have the right to redeem the Series A Convertible Preferred Stock in the event of a Change of Control Transaction (as defined in the Series A Certificate of Designations).

The Series A Convertible Preferred Stock ranks senior to our common stock as to distributions and payments upon the liquidation, dissolution and winding up of the Company. No such distributions or payments upon the liquidation, dissolution and winding up of the Company may be made to the holders of common stock unless and until the holders of Series A Convertible Preferred Stock have received the stated value of $1,000 per share plus any accrued and unpaid dividends. Until all shares of Series A Convertible Preferred Stock have been converted or redeemed, no dividends may be paid on the common stock without the prior express written consent of the holders of a majority of the outstanding Series A Convertible Preferred Stock. In the event that dividends or other distributions of assets are made or paid by us to the holders of the common stock, the holders of Series A Convertible Preferred Stock are entitled to participate in such dividend or distribution on an as-converted basis (without giving effect to any limitations on conversion).

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Anti-Takeover Provisions of Delaware Law and Charter Provisions

Interested Stockholder Transactions. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition involving the interested stockholder of assets with a value of 10% or more of either the total assets or all outstanding stock of the corporation;
●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

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In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

In addition, some provisions of our amended and restated certificate of incorporation and amended and restated bylaws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Cumulative Voting. Our amended and restated certificate of incorporation expressly denies stockholders the right to cumulative voting in the election of directors.

Classified Board of Directors. Our board of directors is divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected each year, which has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board. These provisions, when coupled with the provision of our amended and restated certificate of incorporation authorizing only the board of directors to fill vacant directorships or increase the size of the board of directors, may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by such removal with its own nominees. The amended and restated certificate of incorporation also provides that directors may be removed by stockholders only for cause. Since the board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation and amended and restated bylaws do not permit stockholders to act by written consent. They provide that special meetings of our stockholders may be called only by the chairman of our board of directors, our chief executive officer or a majority of our directors. Further, our amended and restated certificate of incorporation provides that the stockholders may amend bylaws adopted by the board of directors or specified provisions of the amended and restated certificate of incorporation by the affirmative vote of at least 66-2/3% of our capital stock.

Advance Notice Requirements for Stockholder Proposals and Directors Nominations. Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from nominating directors at an annual meeting of stockholders.

Authorized But Unissued Shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of Stereotaxis by means of a proxy contest, tender offer, merger or otherwise.

Amendments; Supermajority Vote Requirements. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage. Our amended and restated certificate of incorporation imposes supermajority vote requirements of 66-2/3% of the voting power of our capital stock in connection with the amendment of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, including those provisions relating to the classified board of directors, action by written consent and the ability of stockholders to call special meetings.

Listing

Our common stock is listed on the NYSE American under the symbol “STXS”. Our Series A Convertible Preferred Stock is not listed or traded on any national securities exchange.

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. Its address is Broadridge Corporate Issuer Solutions, 51 Mercedes Way, Edgewood, NY 11717, and its telephone number is (855) 300-4994.

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DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase preferred stock, common stock or other securities or any combination of the foregoing. Warrants may be issued independently or as part of a unit with any other securities and may be attached to or separate from the underlying securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as detailed in the prospectus supplement relating to warrants being offered.

A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These items will include:

●	the title of the warrants;
●	the aggregate number of the warrants;
●	the price or prices at which the warrants will be issued;
●	the currencies in which the price or prices of the warrants may be payable;
●	the designation, amount, and terms of the common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
●	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;
●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;
●	the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;
●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
●	the minimum or maximum amount of the warrants that may be exercised at any one time;
●	any terms relating to the modification of the warrants;
●	information with respect to book-entry procedures, if any;
●	a discussion of any material federal income tax considerations; and
●	any other material terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The applicable prospectus supplement will describe the specific terms of any warrant units.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the applicable provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of the warrants or warrant units and will be available as described in the heading “Where You Can Find Additional Information” below.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock, depositary shares, purchase contracts, or warrants. These rights may be issued independently or together with any other security and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

●	the date of determining the shareholders entitled to the rights distribution;
●	the number of rights issued or to be issued to each shareholder;
●	the exercise price payable for each share of common stock, preferred stock, depositary shares, purchase contracts, or warrants upon the exercise of the rights;
●	the number and terms of the shares of common stock, preferred stock, depositary shares, purchase contracts, or warrants which may be purchased per each right;
●	the extent to which the rights are transferable;
●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;
●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;
●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and
●	any other terms of the rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights.

The descriptions of the rights and any applicable underlying security in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under units agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered. The prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
●	a description of the terms of any unit agreement governing the units;
●	a description of the provisions for the payment, settlement, transfer or exchange of the units;
●	a discussion of material federal income tax considerations, if applicable; and
●	whether the units will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions that may be included in the applicable unit agreements. These descriptions do not restate the terms of any such agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, will define your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of any units and will be available as described under the heading “Where You Can Find Additional Information” below.

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PLAN OF DISTRIBUTION

We may sell any of the securities being offered pursuant to this prospectus in any manner specified in a prospectus supplement or in any of the following manners:

●	directly to purchasers;
●	to or through underwriters;
●	through dealers or agents; or
●	through a combination of methods.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. The securities may be sold through an at-the-market offering, a rights offering, forward contracts or similar arrangements.

The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price of the securities, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed. Also, if applicable, we will describe in the prospectus supplement how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations with respect to the auction.

If underwriters are used in an offering, we will execute an underwriting agreement with the underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

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Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933 or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us in the ordinary course of business.

Each series of securities is expected to be a new issue of securities with no established trading market, other than the common stock which is listed on the NYSE American. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NYSE American, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Bryan Cave Leighton Paisner LLP, St. Louis, Missouri. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2022 as set forth in their report, which is incorporated by reference into this prospectus. Our financial statements and schedule as of December 31, 2022 are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can get a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, http://www.stereotaxis.com, under “Investors—All SEC Filings”. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means we can disclose important information to you by referring you to other documents that we filed separately with the SEC. You should consider the incorporated information as if we reproduced it in this prospectus, except for any information directly superseded by information subsequently filed with the SEC and incorporated in this prospectus.

We incorporate by reference into this prospectus the following documents (SEC File No. 001-36159), which contain important information about us and our business and financial results:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 9, 2023;
●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 12, 2023;
●	our information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from revised definitive Proxy Statement on Form 14A, filed with the SEC on April 6, 2023;
●	our Current Report on Form 8-K filed with the SEC on May 19, 2023;
●	the description of our common stock filed as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 9, 2023 and any amendment or report filed with the SEC for the purpose of updating the description.

We incorporate by reference any additional filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than the portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) after the filing of the initial registration statement (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) and before the filing of a post-effective amendment to the registration statement of which this prospectus is a part that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold (other than information furnished and not filed with the SEC). These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

You may get copies of any of the document incorporated by reference (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing or calling the investor relations department at Stereotaxis, Inc., 710 North Tucker Boulevard, Suite 110, St. Louis, Missouri 63101, telephone (314) 678-6100.

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STEREOTAXIS, INC.

6,250,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Lake Street

July 17, 2025